Exhibit 99.1

Contact:

Patricia Baronowski

Pristine Advisers, LLC

(631) 756-2486

EQUUS ANNOUNCES RESULTS OF

ANNUAL SHAREHOLDER MEETING

HOUSTON, TX – June 29, 2018 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Company”) announced the results of the Company’s Annual Meeting of Stockholders which took place on Tuesday, June 26, 2018. The purpose of the meeting was to consider and approve the following three proposals:

(i)                 elect the following five director nominees, each for a term of one year:

•	Fraser Atkinson;
•	Kenneth I. Denos;
•	Henry W. Hankinson;
•	John A. Hardy; and
•	Robert L. Knauss;

(ii)               ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent auditor for the fiscal year ended December 31, 2018; and

(iii)             approve on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2017.

Holders of 86.77% of the Company’s outstanding shares were present in person or represented by proxy at the Annual Meeting and approved the election of the five director nominees, the appointment of BDO for fiscal year 2018, and the compensation paid to the Company’s named executive officers in 2017 (non-binding). The specific voting results of the Annual Meeting are set forth in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Equus

The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange under the symbol "EQS". Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the performance of the Fund, including our ability to achieve our expected financial and business objectives, and the other risks and uncertainties described in the Fund’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Except as required by law, the Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.